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IPDN Announces the Establishment of a New Subsidiary to Enter K12 Education Market in China

CHICAGO -- June 18, 2019 -- Professional Diversity Network, Inc. (NASDAQ: IPDN, the “Company”), a global developer and operator of online and in-person networks that provides access to networking, training, educational and employment opportunities for diverse individuals, announced the establishment of a new subsidiary- Kids Enrichment Academy Ltd. (欢乐童行北京教育科技发展有限公司) (“KEA”).

Kids Enrichment Academy (“KEA”) is a wholly owned subsidiary of Jiangxi PDN Culture Media Co., Ltd. (“JXPDN”). Headquartered in Beijing, the subsidiary will offer after-school and online education programs for primary and secondary schools in China. Through a combination of online and offline experience, KEA will create a variety of programs including science education, STEAM education (an educational approach to learning that uses Science, Technology, Engineering, the Arts and Mathematics as access points for guiding student inquiry, dialogue, and critical thinking), mental health education, etc.

According to the “2019 China Education Industry Research Report” by Amazing House, China’s K12 education market size was about 880 billion RMB in 2018. By 2019, the market size is expected to reach 1 trillion RMB, with a compound annual growth rate of 16.2% in five years. As a subdivision in the K12 field, after-school educational programs are also in high demand. According to the National Statistical Reports on Education Development and “2017 China Family Quality Education Consumption Report” by Rayee ACE, the potential market size of after-school educational programs in China by 2020 will reach 171 billion RMB.

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150 East 58th Street, 20th Floor, New York, NY 10155

Tel: +1 (646) 801-2803 | Fax: +1 (212) 601-2791

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“Education has always been our focus since IPDN entered the China market in 2017,” said Michael Wang, Chairman and CEO of Professional Diversity Network. “After a long period of research and analysis, we believe after-school education is a very promising niche market. Currently, we are working on the production of our first after-school online course ‘The Rising Youth’. At the same time, we are developing other exciting courses in science, STEAM education, and mental health. KEA is determined to become a major player in the after-school education field in China.”

About Professional Diversity Network

Professional Diversity Network, Inc. (NASDAQ: IPDN) is a global developer and operator of online and in-person networks that provides access to networking, training, educational and employment opportunities for diverse professionals. We operate subsidiaries in the United States and China including International Association of Women (IAW), which is one of the largest, most recognized networking organizations of professional women in the country, spanning more than 200 industries and professions. Through an online platform and our relationship recruitment affinity groups, we provide our employer clients a means to identify and acquire diverse talent and assist them with their efforts to comply with the Equal Employment Opportunity Office of Federal Contract Compliance Program. Our mission is to utilize the collective strength of our affiliate companies, members, partners and unique proprietary platform to be the standard in business diversity recruiting, networking and professional development for women, minorities, veterans, LGBT and disabled persons globally.

Forward-Looking Statements

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our most recently filed Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” and “would” or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. Our most recently filed Annual Report on Form 10-K, together with this press release and the financial information contained herein, are available on our website, www.prodivnet.com. Please click on “Investor Relations.”

IR Contact:

Dragon Gate Investment Partners, LLC

Tel: +1 (646)-801-2803
Email: ipdn@dgipl.com

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